UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2014 (January 13, 2014)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2014, Lifetime Brands, Inc. (the “Company”) entered into an amendment and restatement of its existing Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and Co-Collateral Agent, and HSBC Bank USA, National Association, as Syndication Agent and Co-Collateral Agent (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement provides for, among other things, (i) an extension of the maturity of the $175.0 million Revolving Credit Facility to January 11, 2019 and (ii) a new Term Loan facility of $50.0 million.

The Company utilized the proceeds of the Term Loan provided for in the Second Amended and Restated Credit Agreement and additional borrowings under its Revolving Credit Facility to: (i) repay the existing borrowings under the Company’s Senior Secured Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended and (ii) finance the acquisition by the Company of 100% of the share capital of Thomas Plant (Birmingham) Limited.

Borrowings under the Revolving Credit Facility bear interest, at the Company’s option, at one of the following rates: (i) the Alternate Base Rate, defined as the greater of the Prime Rate, the Federal Funds Rate plus 0.5% or the Adjusted LIBO Rate plus 1.0%, plus a margin of 0.75% to 1.25%, or (ii) the Eurodollar Rate, defined as the Adjusted LIBO Rate plus a margin of 1.75% to 2.25%. The respective margins are based upon availability. For any ABR Term Loan or Eurocurrency Term Loan, the Applicable Rate is based on the applicable Senior Leverage Ratio. The ABR Spread for Term Loans is 3.0% to 3.5% and the Spread for Eurocurrency Term Loans is 4.0% to 4.5%.

The Second Amended and Restated Credit Agreement provides for customary covenants and events of default. Covenants include limitations on additional indebtedness, liens, acquisitions, investments and payment of dividends, among other things.

The Second Amended and Restated Credit Agreement is furnished in this Current Report as Exhibit 99.3 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 15, 2014, the Company acquired 100% of the share capital of Thomas Plant (Birmingham) Limited (“Thomas Plant” or “Kitchen Craft”) for cash in the amount of £37.4 million ($61.5 million), which includes an estimated working capital adjustment and 581,432 shares of common stock of the Company with a value of £5.5 million ($9.0 million). Contingent cash consideration of up to £5.5 million ($9.0 million) will be payable in future years if Kitchen Craft achieves certain financial targets.

Kitchen Craft is a leading supplier of kitchenware products and accessories in the United Kingdom. The assets, liabilities and operating results of Kitchen Craft will be reflected in the Company’s consolidated financial statements in accordance with ASC Topic No. 805, Business Combinations, commencing on the acquisition date.

A copy of the Company’s press release announcing the completion of the acquisition is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The Share Purchase Agreement is furnished with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in “Item 2.01 — Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety. The Company relied on exemptions from registration pursuant to Section 3(b) and Section 4(a)(2) of the Securities Act of 1933 and Rule 506 under Regulation D promulgated thereunder and/or Rule 903 under Regulation S promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired

Audited financial statements of Thomas Plant (Birmingham) Limited, as of and for the year ended May 27, 2013 will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)	Pro forma financial information

Unaudited pro forma financial statements and notes related thereto, relating to the completion of the acquisition, will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)	Exhibits

99.1	Press Release dated January 15, 2014.

99.2	Share Purchase Agreement, dated January 15, 2014, relating to Thomas Plant (Birmingham) Limited.

99.3	Second Amended and Restated Credit Agreement, dated as of January 13, 2014, among Lifetime Brands, Inc., as Borrower, The Subsidiary Guarantors Party Thereto, as Subsidiary Guarantors, The Lenders Party Thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and a Co-Collateral Agent, and HSBC Bank USA, National Association, as Syndication Agent and a Co-Collateral Agent, with exhibits.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: January 17, 2014